UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

July 28, 2017

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on our Current Report on Form 8-K filed July 28, 2017, simultaneous with an equity investment of $4 million by John Schutte (“Investor”), we and Essex Woodlands Health Ventures V, L.P. (“Essex”) agreed to amend and restate the existing Voting Agreement among parties, including Galen Partners III, LP (“Galen”), Essex and us, to provide for Investor to join as a party (as so amended, the “Second Amended and Restated Voting Agreement”). The Investor is a principal of Mainpointe LLC, a Kentucky limited liability company (“Mainpointe”). Mainpointe is a licensee of the Registrant’s Impede® technology.

On July 28, 2017 the Second Amended and Restated Voting Agreement between us, Essex, Galen, and Investor became effective upon receipt of Galen’s signature. The fully executed Second Amended and Restated Voting Agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

Exhibit

Number	Description

10.1	Second Amended and Restated Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: August 1, 2017

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Second Amended and Restated Voting Agreement